Pericom Semiconductor:
Enabling Serial Connectivity

(Nasdaq: PSEM)

Fiscal Q409 Earnings

Safe Harbor

This presentation will include remarks about future expectations, plans and prospects for Pericom which constitute forward-looking statements for purposes of the safe-harbor provisions under applicable federal securities laws. Such forward-looking statements include the statements in the slide entitled ”Q1 FY10 Business Outlook”, which sets forth expected revenues, gross margin and other financial results for the fiscal fourth quarter.

Actual results may differ materially from our forward-looking statements, as a result of various important risks and uncertainties, including unexpected softness in demand for our products, price erosion for certain of our products, customer decisions to reduce inventory and other risks and uncertainties which are detailed and may be reviewed in the Company’s filings with the SEC.

All forward-looking statements included in this presentation are made as of the date of this presentation, and Pericom expressly disclaims any obligation to update the information provided in this presentation, except as required by law.

We encourage you to review our most recent annual report on Form 10-K and our most recent quarterly report on Form 10-Q filed with the SEC and, in particular the risk factor sections of those filings.

Q4 Earnings Overview

Quarterly:

Quarterly revenue of $29.7 M

Up 22% Q-to-Q and down 31% vs. Q4 FY08

End market shipments as % of revenues

Computer at 44%, communication at 33%, consumer at 17%,
other 6%

Geographic distribution as % of revenues

US at 8%, Asia at 89%, Europe at 3%

Channel sales as % of revenues

Domestic distribution at 5%, foreign distribution at 51%,
contract manufacturers at 27%, OEMs at 17%

Q4 Earnings Overview

Quarterly:

Gross margin of 28.7%

Q4 gross margin decreased 682 bps sequentially, and down
729 bps vs. Q4 FY08

Operating expense of $9.5 M vs. $9.4 M last Q

Included stock base compensation expenses of $888 thousand
and restructuring cost $74 thousand

Operating loss of $1.0 M vs. $.8 M last Q

Operating loss margin of 3.4%

Net income of $1.0 M vs. $.3 M last Q

Net profit margin of 3.5%

GAAP EPS of  4 cent vs. 1 cents last Q

Tax Rate of -20.1% for Q4.  YTD Effective Tax Rate was 26.9%

FY09 Earnings Overview

Annually:

Gross margin of 33.5%

FY09 gross margin decreased 318 bps vs. FY08

Operating expense of $40.1 M vs. $40.8 M last year

Included stock base compensation expenses of $3.6 M and
restructuring cost $.6 M

Operating income of $3.0 M vs. $19.3 M last year

Operating income margin of 2.3%

Net income of $6.1 M vs. $17.0 M last year

Net profit margin of 4.7%

GAAP EPS of  24 cent vs. 66 cents last year

YTD Tax Rate of 26.9%

Strong Balance Sheet

Cash & Investments                                                          $128M

Working Capital                                                                               $135M

Total Assets                                                                                               $246M

Total Liabilities                                                                                          $34M

Shareholders’ Equity                                                             $212M

Book Value/Share                                                                             $8.37

Cash & Investments/Share                                           $5.04

Jun. 2009

Q4 Product Mix and Key Customers

Product mix as % of revenues

IC at 57%

Included analog switch at 26%, digital switch at 8%, silicon clocks at 7%, connect at 13%, interface at 3%

FCP at 43%

Top five end customers: Dell, Cisco, Western Digital, Acer, Toshiba

Accounted  for 29% of total revenue

One customer accounted for 13% of total revenue

New Products – Q4FY09

Signal Conditioning:

2 new ReDriverTM products supporting the 6Gb/s SATA (Serial ATA)
protocol for Media Storage, and for DP(Display Port) digital video protocol. The DP ReDriver is a ‘first to market’ for feature set.

Target next generation volume NB/DT applications for storage media attachment, and for advanced digital video and graphics.

Connectivity and Switching:

7 new switching and bridge products for USB, DP video, and PCI Express serial protocol applications.

Target volume Consumer digital video, PC notebook, desktop, and graphics, and Ultra Mobility platforms such as cell phones and PDA.

One of the PCIe products is a ‘first to market’ for feature set.

Timing:

1 new Timing product – an advanced PCIe Gen 2 (5Gb/s) ‘ quad output’
clock generator featuring extremely low jitter.

Target Networking and PC Peripherals market segment, with applications such as wireless router and other networking applications, and multi-
function printers.

Q1 FY10 Business Outlook

Revenue in the range of $31.5 M to $32.5 M

Gross margin in the 31.0% to 33.0% range

Operating expenses in the range of $10.5 M to $11.5 M

Include stock-based compensation expenses of approximately
$0.9 M

Expenses in Q4 will be higher mainly due to fiscal year-end /
SOX compliance activities, and the additional expenses related to accounting review of $1.2M.

Other income of approximately $1.3 M

Consist primarily of interest income

Net income from unconsolidated affiliates – PTI and JCP of $0.4M to $0.5M

Tax rate of approximately 32.0%

Pericom Semiconductor:
Enabling Serial Connectivity

(Nasdaq: PSEM)

Fiscal 4Q09 Earnings

Q & A